                                                        Exhibit 99.4

                                                        Exhibit to Annual Report
                                                        on Form 10-K of
                                                        Angelica Corporation



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                   Form 11-K

(Mark One)

(x) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

     For the fiscal year ended     December 31, 1997
                               -------------------------------------------------
                                   OR

( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

     For the transition period from                      to
                                    --------------------    --------------------

     Commission file number       1-5674
                           -----------------------------------------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                            THE ANGELICA CORPORATION
                           MISSOURI PLANTS 401(k) PLAN

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive officer:

                              ANGELICA CORPORATION
                           424 South Woods Mill Road
                       Chesterfield, Missouri 63017-3406

Financial Statements and Exhibits.
---------------------------------

      (a)    Financial Statements.                                Pages of this
             --------------------                                 -------------
                                                                  Form 11-K
                                                                  ---------

             Report of Independent Public Accountants                   5

             Statement of Net Assets Available for                      6-7
             Plan Benefits - December 31, 1997 and
             December 31, 1996

             Statement of Changes in Net Assets                         8
             Available for Plan Benefits - Fiscal
             Year ended December 31, 1997

             Notes to Financial Statements                              9-11

             Schedule I                                                 12

             Schedule II                                                13


      (b)    Exhibits.
             --------

             23.   Consent of Independent Public Accountants.

                            THE ANGELICA CORPORATION
                            MISSOURI PLANTS 401(k) PLAN

                            FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 1997 AND 1996
                            TOGETHER WITH AUDITORS' REPORT

                           THE ANGELICA CORPORATION
                           ------------------------

                          MISSOURI PLANTS 401(k) PLAN
                          ---------------------------

                FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                -----------------------------------------------

                           DECEMBER 31, 1997 AND 1996
                           --------------------------

                               TABLE OF CONTENTS
                               -----------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statement of Net Assets Available for Plan Benefits December 31, 1997 Statement of Net Assets Available for Plan Benefits December 31, 1996 Statement of Changes in Net Assets Available for Plan Benefits for the Year
    Ended December 31, 1997

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I:  Item 27a - Schedule of Assets Held for Investment
    Purposes December 31, 1997
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1997

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Missouri Plants 401(k) Plan (the Plan) as of December 31, 1997 and 1996, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


      /s/ Arthur Andersen LLP

St. Louis, Missouri,
  March 27, 1998

                                              THE ANGELICA CORPORATION
                                              ------------------------

                                            MISSOURI PLANTS 401(k) PLAN
                                            ---------------------------

                                STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                ---------------------------------------------------

                                                 DECEMBER 31, 1997
                                                 -----------------
                                                                                   Investment Funds
                                                                     ---------------------------------------------
                                                                                   Company                Interest
                                                                                    Stock      Mutual      Income
                                                                      Total         Fund        Fund        Fund
                                                                     --------      -------     -------    --------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                                  $ 12,082      $12,082     $   -      $   -
  American Balanced Fund                                                1,270          -         1,270        -
  Washington Mutual Investors Fund                                     47,463          -        47,463        -
  Society National Bank MGD GIC Fund                                  118,411          -           -       118,411
  Boatmen's BT Short-Term Investment Fund                              11,782          193         366      11,223
  Loans to participants                                                 7,819          -           -         7,819
                                                                     --------      -------     -------    --------
                                                                      198,827       12,275      49,099     137,453
OTHER ASSETS:
  Contributions receivable                                              1,657           80         357       1,220
  Interest and dividends receivable                                       175          132           6          37
  Loan payments receivable                                                338          -           -           338
                                                                     --------      -------     -------    --------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                               $200,997      $12,487     $49,462    $139,048
                                                                     ========      =======     =======    ========


                       The accompanying notes are an integral part of this statement.

                                              THE ANGELICA CORPORATION
                                              ------------------------

                                            MISSOURI PLANTS 401(k) PLAN
                                            ---------------------------

                                STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                ---------------------------------------------------

                                                 DECEMBER 31, 1996
                                                 -----------------
                                                                                   Investment Funds
                                                                     ---------------------------------------------
                                                                                   Company                Interest
                                                                                    Stock      Mutual      Income
                                                                      Total         Fund        Fund        Fund
                                                                     --------      -------     -------    --------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                                  $ 10,653      $10,653     $   -      $   -
  American Balanced Fund                                                1,277         -          1,277        -
  Washington Mutual Investors Fund                                     31,368         -         31,368        -
  Hartford Life Insurance Company Group Annuity Contract               58,878         -           -         58,878
  Society National Bank MGD GIC Fund                                  134,825         -           -        134,825
  Boatmen's Employee Benefit Short-Term Fund                            3,380          263         688       2,429
  Loans to participants                                                 9,006         -           -          9,006
                                                                     --------      -------     -------    --------
                                                                      249,387       10,916      33,333     205,138
OTHER ASSETS:
  Contributions receivable                                              2,818           97         608       2,113
  Interest and dividends receivable                                       144          134           2           8
  Loan payments receivable                                                314         -           -            314
                                                                     --------      -------     -------    --------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                               $252,663      $11,147     $33,943    $207,573
                                                                     ========      =======     =======    ========

                        The accompanying notes are an integral part of this statement.

                                              THE ANGELICA CORPORATION
                                              ------------------------

                                            MISSOURI PLANTS 401(k) PLAN
                                            ---------------------------

                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                           --------------------------------------------------------------

                                        FOR THE YEAR ENDED DECEMBER 31, 1997
                                        ------------------------------------
                                                                                   Investment Funds
                                                                     ---------------------------------------------
                                                                                   Company                Interest
                                                                                    Stock      Mutual      Income
                                                                      Total         Fund        Fund        Fund
                                                                     --------      -------     -------    --------
ADDITIONS:
  Participant contributions                                          $ 21,574      $ 1,473     $ 5,358    $ 14,743
  Interest income                                                      12,216           20          58      12,138
  Dividend income                                                       3,995          557       3,438        -
  Interfund transfers                                                    -          (1,269)     10,038      (8,769)
  Net unrealized appreciation of investments                            8,098        2,511       5,587        -
  Net realized gain (loss) on sale of investments                       1,027         (704)      1,731        -
                                                                     --------      -------     -------    --------
                                                                       46,910        2,588      26,210      18,112

DEDUCTIONS - Participant withdrawals                                   98,576        1,248      10,691      86,637
                                                                     --------      -------     -------    --------
      Net (decrease) increase                                         (51,666)       1,340      15,519     (68,525)

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT BEGINNING OF YEAR           252,663       11,147      33,943     207,573
                                                                     --------      -------     -------    --------
NET ASSETS AVAILABLE FOR PLAN BENEFITS AT END OF YEAR                $200,997      $12,487     $49,462    $139,048
                                                                     ========      =======     =======    ========

                    The accompanying notes are an integral part of this statement.

                           THE ANGELICA CORPORATION
                           ------------------------

                          MISSOURI PLANTS 401(k) PLAN
                          ---------------------------

            NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
            --------------------------------------------------------

                          DECEMBER 31, 1997 AND 1996
                          --------------------------

1.   DESCRIPTION OF PLAN:
     --------------------

The following description of The Angelica Corporation Missouri Plants 401(k) Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan document.

General
-------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time union employees at the Company's Missouri plants who have either
(i) completed one year of service with the Company and are age 21 or older or
(ii) completed three years of service, are eligible to participate in the Plan.

Contributions
-------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals.

Vesting
-------

The salary deferral contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
--------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1997 and 1996, the Plan had $2,774 and $-0-, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants. Although not shown separately in the accompanying financial statements, the liability to terminated participants is shown separately on the Form 5500.

Loan Provision
--------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Loans bear interest at the prime rate plus 1/2% at the time the loan was made. All loans are secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
-------------------

The investment programs of the Plan are as follows:

      Upon enrollment or reenrollment, each participant directs his or her contributions to be invested in one or more of the investment options below in increments of at least 10%. Such direction may be revised by participants on a monthly basis.

            Company Stock Fund
               This fund is invested in Angelica Corporation Common Stock.

            Mutual Fund
               Participants may choose to invest in the Washington Mutual Investors Fund and/or the American Balanced Fund.

            Interest Income Fund
               This fund is invested in group annuity contracts with Society National Bank.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based upon publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value, which approximates fair value.

Administrative Expenses
-----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

3.   INVESTMENTS:
     ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1997 and 1996, are as follows:

       December 31, 1997:
         Angelica Corporation Common Stock                           $ 12,082
         Washington Mutual Investors Fund                              47,463
         Society National Bank MGD GIC Fund                           118,411
         Boatmen's BT Short-Term Investment Fund                       11,782

       December 31, 1996:
         Washington Mutual Investors Fund                            $ 31,368
         Hartford Life Insurance Group Company Annuity Contract        58,878
         Society National Bank MGD GIC Fund                           134,825

4.   INCOME TAX STATUS:
     ------------------

The Company has received a determination letter dated October 6, 1992, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

5.   TERMINATION OF THE PLAN:
     ------------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement and shall have all such other powers as are necessary or appropriate to the completion of such distribution.

Upon termination of the Plan, plan assets will not be insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                  SCHEDULE I


                                        THE ANGELICA CORPORATION
                                        ------------------------

                                      MISSOURI PLANTS 401(k) PLAN
                                      ---------------------------

                        ITEM 27a  SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                        ---------------------------------------------------------

                                          DECEMBER 31, 1997
                                          -----------------
                                                                        Number of
                                                                        Shares or
                                                                        Principal                             Fair
                                                                         Amount              Cost             Value
                                                                       ----------          --------          --------
COMPANY STOCK FUND:
  Angelica Corporation Common Stock<Fa>                                       534          $ 12,564          $ 12,082
  Boatmen's BT Short-Term Investment Fund<Fa>                          $      193               193               193
                                                                                           --------          --------
                                                                                             12,757            12,275
                                                                                           --------          --------
MUTUAL FUND:
  American Balanced Fund                                                   80.975             1,251             1,270
  Washington Mutual Investors Fund                                      1,563.839            38,966            47,463
  Boatmen's BT Short-Term Investment Fund<Fa>                          $      366               366               366
                                                                                           --------          --------
                                                                                             40,583            49,099
                                                                                           --------          --------
INTEREST INCOME FUND:
  Society National Bank MGD GIC Fund                                   $  118,411           118,411           118,411
  Boatmen's BT Short-Term Investment Fund<Fa>                          $   11,223            11,223            11,223
  Loans to participants, interest ranging from 8.25% to 9.25%<Fa>      $    7,819             7,819             7,819
                                                                                           --------          --------
                                                                                            137,453           137,453
                                                                                           --------          --------
    Total investments                                                                      $190,793          $198,827
                                                                                           --------          --------

<Fa>  Also a party-in-interest.

                        The accompanying notes are an integral part of this schedule.

                                                                    SCHEDULE II

                                     THE ANGELICA CORPORATION
                                     ------------------------

                                    MISSOURI PLANTS 401(k) PLAN
                                    ---------------------------

                        ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS<Fa>
                        -----------------------------------------------------

                                FOR THE YEAR ENDED DECEMBER 31, 1997
                                ------------------------------------
                                                         Purchases                            Sales
                                                 ------------------------     ----------------------------------------
                                                   Number of     Purchase       Number of    Sales    Cost of
   Description of Asset                          Transactions     Price       Transactions   Price     Assets     Gain
   --------------------                          ------------    --------     ------------   -----    -------     ----
Washington Mutual Investors
   Fund                                               20         $ 17,927           6      $  8,914   $  7,384    $1,530

Society National Bank MGD
   GIC Fund                                            4           71,389          12        94,954     94,954       -

Boatmen's Employee Benefit
   Short-Term Fund<Fb>                                61           24,981          26        28,525     28,525       -

Boatmen's BT Short-Term
   Investment Fund<Fb>                                99          136,400          49       124,617    124,617       -


<Fa>  Represents transactions or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.

<Fb>  Also a party-in-interest.

                        The accompanying notes are an integral part of this schedule.

                                                                     Exhibit 23
                                                                     of 11-K


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

      As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Missouri Plants 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-45410.


                                          /s/ Arthur Andersen LLP


                                          ARTHUR ANDERSEN LLP


St. Louis, Missouri
April 28, 1998


                                    -14-